UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

UNION NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania		17601
(Address of principal executive offices)		(Zip Code)

(717) 653-1441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2010, Union National Financial Corporation (“UNNF”), Donegal Financial Services Corporation (“DFSC”) and certain affiliated entities of DFSC entered into an amendment (the “Amendment”) to the previously reported Agreement and Plan of Merger dated as of April 19, 2010 (the “Merger Agreement”).  The purpose of the Amendment is to clarify the required UNNF shareholder vote applicable to the Merger Agreement and the transactions the Merger Agreement contemplates.  The required vote is at least 80% of the outstanding shares of UNNF common stock.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is filed hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1
Amendment to the Agreement and Plan of Merger by and among Donegal Acquisition Inc., Donegal Financial Services Corporation, Donegal Mutual Insurance Company, Donegal Group Inc. and Union National Financial Corporation dated as of May 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION

Date: May 21, 2010	By:	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President and Chief Executive Officer